UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On September 7, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 22,633,972 shares of the Company’s common stock outstanding and entitled to vote as of the July 21, 2016, record date, 19,443,866 shares were present at the Annual Meeting in person or by proxy. The following proposals were voted on at the Annual Meeting:

Proposal 1—The stockholders elected all of the Company’s nominees for election to the Company’s Board of Directors. The results of the number of shares voted were as follows:

Director Name	For	Withheld	Broker Non-Votes
David Dreyer	12,192,690	1,132,621	6,118,555
Gregg Lehman	11,200,156	2,125,155	6,118,555
Ryan Morris	10,147,560	3,177,751	6,118,555
Scott Shuda	13,005,020	320,291	6,118,555
Eric Steen	13,008,368	316,943	6,118,555
Joseph Whitters	12,592,542	732,769	6,118,555

Proposal 2—Approval, by advisory vote, of the compensation of the Company’s named executive officers was approved based on the number of shares voted as follows:

Shares
For:	12,576,917
Against:	98,094
Abstain:	650,300
Broker non-votes:	6,118,555

Proposal 3—Approval of an amendment to increase the shares reserved for issuance under the Company’s Employee Stock Purchase Plan was approved based on the number of outstanding shares voted as follows:

Shares
For:	12,583,686
Against:	685,145
Abstain:	56,480
Broker non-votes:	6,118,555

Proposal 4—The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The results of the number of shares voted were as follows:

Shares
For:	17,832,005
Against:	7,624
Abstain:	1,604,237
Broker non-votes:	—

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Sean W. Schembri
	Name:	Sean W. Schembri
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: September 7, 2016